Exhibit 99.1

INCOME FUND
NINE, LLC

PORTFOLIO OVERVIEW

SECOND QUARTER

2007

ICON Income Fund Nine, LLC

- Second Quarter 2007 Portfolio Overview -

Dear Member of ICON Income Fund Nine, LLC:

ICON Income Fund Nine, LLC (“Fund Nine”) raised $100,000,000 commencing with its initial offering on November 26, 2001 through the closing of the offering on April 30, 2003.  As of June 30, 2007, Fund Nine had 98,092 limited liability company shares outstanding.  During the reporting period, Fund Nine continued to function in its “Reinvestment Period” during which time no further members were admitted.

During the Reinvestment Period, Fund Nine has been seeking to acquire equipment subject to lease.  The leased equipment in Fund Nine’s portfolio is comprised of two categories: growth leases, where the rental cash flows have been assigned or pledged to a lender, and income leases, where Fund Nine retains the rental cash flows.  While income leases produce monthly cash flows, growth leases permit Fund Nine to retain an interest in the future value of the equipment on a leveraged equity basis.  Fund Nine’s manager, ICON Capital Corp., (the “Manager”) expects that the future value of the equipment in growth leases will be greater than Fund Nine’s initial cash investment.

Cash generated from these investments has facilitated Fund Nine’s distributions to investors.  Availability of cash to be used for reinvestment also depends on the requirements for expenses, reserves, and distributions to investors.

Fund Nine’s Reinvestment Period is anticipated to continue until April 2008 – a period of five years from the closing of the offering – unless extended at the Manager’s sole discretion. Following its Reinvestment Period, Fund Nine will enter its “Liquidation Period” during which time equipment will be sold in the ordinary course of business.

News Covering the Reporting Period

Cathay Pacific Airways Limited (“Cathay”) announced that it was named “Best Air Cargo Carrier – Asia” by the Asian Freight & Supply Chain Awards.  The awards are organized by leading regional transport and logistics newspaper Cargonews Asia and are widely regarded as the most authoritative and prestigious awardsfor the industry in Asia. (Source:  Cathay press release, dated May 2, 2007)

Neither Fund Nine nor the Manager accept any responsibility for, assume any liability for, duty to update or reliance upon the contents, accuracy, completeness, usefulness or timeliness of any of the information contained under the heading “News Covering the Reporting Period”.

Portfolio Overview

Fund Nine has invested both directly and indirectly through joint ventures with its affiliates.  As of June 30, 2007, Fund Nine’s portfolio consisted primarily of the following investments:

Income leases

•  State-of-the-art telecommunications equipment on lease to Global Crossing Telecommunications, Inc. and Global Crossing North American Networks, Inc. (collectively, "Global Crossing").  Fund Nine acquired approximately a 17% interest in the equipment for approximately $2,000,000.  The equipment is subject to a 48 month lease with Global Crossing effective November 1, 2006.

On October 31, 2006, a separate affiliate of Fund Nine made a capital contribution of approximately $1,841,000 to acquire an ownership interest in additional equipment acquired on October 31, 2006 and leased to Global Crossing. The affiliate’s contribution reduced Fund Nine’s ownership interest in the equipment to approximately 14.4%. The additional equipment is also subject to a 48 month lease that commenced on November 1, 2006.

•  A 26% interest in desktop computers, laptops and servers subject to lease with Government Employees Insurance Company (“GEICO”), a wholly-owned subsidiary of Berkshire Hathaway, Inc.  Fund Nine paid approximately $1,522,000 for its interest.  The equipment was subject to a lease that expired on March 31, 2007.  All of the equipment was either returned or renewed on a month-to-month basis.  The returned equipment is actively being remarketed by the Manager.

•  Microprocessor manufacturing and semiconductor memory testing equipment leased to Advanced Micro Devices, Inc. (“AMD”).  The equipment is subject to two separate leases. The cumulative cash purchase price of the equipment was approximately $10,952,000.  Effective July 1, 2007, one lease was extended for an additional twelve months through June 30, 2008.  The other lease was renewed on a month-to-month basis.

•  Vacuum bag manufacturing equipment subject to various leases with Wildwood Industries, Inc.  The leases are scheduled to expire at various dates from February 2007 through September 2008.  The equipment was purchased for a total price of approximately $3,472,000.  In accordance with the terms of the leases, the leases that were scheduled to expire in February 2007 has been extended for an additional twelve months.

•  Fifty (50) Great Dane refrigerated trailers on lease with Conwell Corporation, a wholly-owned subsidiary of Frozen Foods Express Industries, Inc.  The equipment was purchased for $1,962,158 and the lease will expire in April 2010.

•  Medical equipment that is subject to two separate leases that are scheduled to expire on December 31, 2008.  Fund Nine purchased the equipment for approximately $2,046,000.

•  Four digital photo development labs on lease to Rite Aid through lease expiry in November 2008.  This equipment was purchased for approximately $399,000.

•  Telephone systems leased to CompUSA, Inc. (“CompUSA”) through December, 2008.  Fund Nine acquired this equipment in December 2004 for approximately $173,000.  Monthly payments are due through lease expiration in December 2008.

Growth leases

•  Two Airbus A340-313’s (B-HXO and B-HXN) on lease to Cathay.  Fund Nine owns a 100% and 50% interest in the entities that own each aircraft, respectively. The combined purchase price of the interests in the aircraft was approximately $106,333,500 of which Fund Nine paid approximately $6,403,000 and the balance was funded through non-recourse debt.  The leases were scheduled to expire in June and March 2006, respectively.  However, Cathay agreed to extend the terms of each lease through December and July 2011, respectively.  In connection with the lease extensions, the outstanding loan balances associated with both aircraft were refinanced.  The new loans are scheduled to mature concurrently with the lease expiration dates for each aircraft.

•  Three roll-on-roll-off vehicle transportation vessels chartered to Wilhelmsen Lines Shipowning AS (“Wilhelmsen”) with an expiration date of December, 2013. The equipment was purchased for approximately $74,020,000 of which Fund Nine paid approximately $9,690,000 and the balance of approximately $64,330,000 was funded through non-recourse debt.  The principal loan balance will be completely repaid by the charter payments through December 2013.

•  A $37,712,567 investment in assorted equipment covering 379 leases with various companies and municipalities throughout the United Kingdom.

•  110 railcars on lease to Trinity Rail Management, Inc., with an expiration date of April 30, 2010.  Fund Nine purchased the equipment for $126,457 plus $1,116,543 was funded through non-recourse debt.

Off-lease Equipment

•  Approximately $4,787,000 of computer equipment.  Fund Nine acquired the equipment in March 2004 for approximately $117,000 and the assumption of approximately $4,670,000 in non-recourse debt.  The lease expired in December 2006, at which time the lessee returned the equipment.  The equipment is being actively remarketed by the Manager.

Asset Dispositions

•  In June 2007, all of the remaining equipment previously owned by ICON SPK 2023-A, LLC (“SPK”) was sold to an unrelated third party for approximately $348,000 resulting in a gain on the sale $264,000.  Fund Nine had a 25.13% interest in SPK and Fund Nine’s share of the sale proceeds was approximately $87,000.

•  On May 7, 2007, Fund Nine sold the railcars that were previously leased to Texas Genco LP to an unrelated third party for $4,960,000 of which approximately $1,500,000 was used to pay off the associated debt.  Fund Nine recognized a gain of approximately $3,100,000 on the sale of the equipment.

10% Status Report

As of the end of the reporting period, the two Cathay aircraft were the only assets that individually constituted at least 10% of the aggregate purchase price of Eight B’s asset portfolio.  The Cathay aircraft are scheduled to remain on lease during the next year.

At June 30, 2007, the two Cathay aircraft (B-HXO and B-HXN) had 51 and 50 monthly payments remaining, respectively.  Both Cathay aircraft were manufactured in 1996, and to the best of the Manager’s knowledge, each aircraft retains an Airworthiness Certificate and is maintained in accordance with the rules and regulations of the governing aviation authority as required under each lease.

Events Subsequent to June 30, 2007

On July 24, 2007, Fund Nine, through its wholly-owned subsidiary, purchased one Aframax 98,640 DWT product tanker - the Samar Spirit – from an affiliate of Teekay Corporation (“Teekay”). The purchase price for the Samar Spirit was approximately $40,250,000, comprised of approximately $16,868,000 in cash and approximately $23,382,000 of non-recourse debt.  Simultaneously with the purchase of the Samar Spirit, the vessel was chartered back to Teekay, which commenced on July 24, 2007.

Distribution Analysis

During the reporting period, Fund Nine continued to make monthly distributions at a rate of 9% per annum.  Cash available for distributions was generated substantially through cash from operations.  From the inception of the offering period, Fund Nine has made sixty-seven monthly distributions to its members.  During the first six months of 2007, Fund Nine paid its members approximately $4,400,000 in cash distributions.  As of June 30, 2007, a $10,000 investment made at the initial closing would have received $4,982 in cumulative distributions representing a return of approximately 49% of such initial investment.

Fund Summary
Offering Period	11/26/2001- 4/30/2003
Size of offering	$100,000,000
Original No. of Investors	3,259
Estimated start of liquidation	5/1/2008

Outlook and Overview

The AMD leases were originally scheduled to expire in June and July 2007.  One AMD lease was renewed for an additional 12 months and the other AMD lease was renewed on a month-to-month basis.  Other than the AMD leases, the Wildwood leases are the next leases scheduled to expire in February 2008.

The Manager continues to search for investment opportunities that meet Fund Nine’s investment objectives.  Substantially all of Fund Nine’s cash flows are derived from income leases.  On a monthly basis, Fund Nine deducts from such cash flows its recurring operating expenses and assesses cash flows required for known re-leasing costs and equipment management costs.  The remaining cash flows are then available for monthly distribution to investors.  Fund Nine is a permitted borrower, together with several other funds managed by the Manager, under a revolving credit facility.  Under the terms of the facility, the borrowers may borrow (subject to a borrowing base) an amount up to $17,000,000 on a joint and several basis.  As of June 30, 2007, Fund Nine had not borrowed any amount under the facility and the total amount outstanding under the facility was $6,755,000.

ICON Income Fund Nine, LLC
(A Delaware Limited Liability Company)
Condensed Consolidated Balance Sheets

ASSETS
	June 30,
	2007	December 31,
	(Unaudited)	2006
Cash and cash equivalents	$25,072,265	$19,745,844
Investments in finance leases:
Minimum rents receivable	59,745,615	70,895,398
Estimated unguaranteed residual values	1,057,567	1,207,567
Initial direct costs, net	6,284	24,109
Unearned income	(22,019,422)	(28,697,566)

Net investments in finance leases	38,790,044	43,429,508

Net investments in operating leases	52,347,753	61,448,994
Investments in joint ventures	5,427,635	6,472,600
Investments in unguaranteed residual values	1,507,410	2,147,793
Other assets, net	2,455,726	3,958,163

Total assets	$125,600,833	$137,202,902

LIABILITIES AND MEMBERS' EQUITY

Notes payable - non-recourse	$81,670,126	$92,480,648
Accrued expenses and other liabilities	537,180	931,037
Interest rate swap contracts	188,211	639,304
Deferred rental income	233,714	-
Due to Manager and affiliates	99,143	193,480
Minority interest	-	625,084

Total liabilities	82,728,374	94,869,553

Commitments and contingencies

Members' equity:
Manager (one share outstanding, $1,000 per share
original issue price)	(431,022)	(431,964)
Additional Members (98,092 and 98,102 shares outstanding, respectively,
$1,000 per share original issue price)	43,491,692	43,404,617
Accumulated other comprehensive income	(188,211)	(639,304)

Total members' equity	42,872,459	42,333,349

Total liabilities and members' equity	$125,600,833	$137,202,902

ICON Income Fund Nine, LLC
(A Delaware Limited Liability Company)
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Revenue:
Rental income	$2,017,439	$3,889,137	$5,637,548	$10,350,488
Finance income	1,731,626	2,200,038	3,529,436	2,837,013
Income (loss) from investments in joint ventures	49,909	(129,294)	49,909	(319,538)
Net gain (loss) on sales of equipment	2,937,904	(5,691)	2,313,056	218,575
Interest and other income	243,807	254,093	443,230	411,882

Total revenue	6,980,685	6,208,283	11,973,179	13,498,420

Expenses:
Impairment loss	-	-	-	2,771,007
Depreciation and amortization	943,402	2,701,029	2,666,142	7,101,610
Interest	1,510,093	1,487,352	3,111,461	2,877,468
Management fees - Manager	373,860	493,557	914,219	1,124,566
Administrative expense reimbursements - Manager	177,854	119,377	369,686	249,409
General and administrative	129,133	162,136	344,423	340,487
Maintenance expense	-	1,300,000	-	1,300,000
Minority interest	-	108,748	13,916	213,676

Total expenses	3,134,342	6,372,199	7,419,847	15,978,223

Net income (loss)	$3,846,343	$(163,916)	$4,553,332	$(2,479,803)

Net income (loss) allocable to:
Additional Members	$3,807,880	$(162,277)	$4,507,799	$(2,455,005)
Manager	38,463	(1,639)	45,533	(24,798)

	$3,846,343	$(163,916)	$4,553,332	$(2,479,803)

Weighted average number of additional
member shares outstanding	98,097	98,122	98,099	98,129

Net income (loss) per weighted average
additional member share	$38.82	$(1.65)	$45.95	$(25.02)

ICON Income Fund Nine, LLC
(A Delaware Limited Liability Company)
Condensed Consolidated Statement of Changes in Members' Equity
Year Ended December 31, 2006 and for the Three and Six Months Ended June 30, 2007
(Unaudited)

				Accumulated
	Additional Member	Additional		Other Comprehensive	Total Members'
	Shares	Members	Manager	Income (Loss)	Equity
Balance, January 1, 2006	98,144	$52,924,519	$(336,081)	$(45,185)	$52,543,253

Additional members' shares redeemed	(42)	(27,449)	-	-	(27,449)
Cash distributions to members		(8,831,229)	(89,204)	-	(8,920,433)
Foreign currency translation adjustment	-	-	-	45,185	45,185
Change in valuation of interest rate					-
swap contracts	-	-	-	(639,304)	(639,304)
Net loss	-	(661,224)	(6,679)	-	(667,903)

Balance, December 31, 2006	98,102	43,404,617	(431,964)	(639,304)	42,333,349

Cash distributions to members	-	(2,207,291)	(22,285)	-	(2,229,576)
Change in valuation of interest rate
swap contracts	-	-	-	(85,745)	(85,745)
Net income	-	699,919	7,070	-	706,989

Balance, March 31, 2007	98,102	41,897,245	(447,179)	(725,049)	40,725,017

Additional members' shares redeemed	(10)	(6,217)	-	-	(6,217)
Cash distributions to members		(2,207,216)	(22,306)	-	(2,229,522)
Change in valuation of interest rate
swap contracts	-	-	-	536,838	536,838
Net income	-	3,807,880	38,463	-	3,846,343

Balance, June 30, 2007	98,092	$43,491,692	$(431,022)	$(188,211)	$42,872,459

ICON Income Fund Nine, LLC
(A Delaware Limited Liability Company)
Condensed Consolidated Statements of Cash Flows
Six Months Ended June 30,
(Unaudited)

	2007	2006
Cash flows from operating activities
Net income (loss)	$4,553,332	$(2,479,803)
Adjustments to reconcile net income (loss) to net cash
provided by operating activities:
Rental income paid directly to lenders by lessees	(5,165,464)	(7,528,582)
Finance income	(3,529,436)	(2,837,013)
Loss from investments in joint ventures	49,909	319,538
Net gain on sale of equipment	(2,313,056)	(218,575)
Net gain on sale of interest rate swap contracts	-	(25,656)
Depreciation and amortization	2,666,142	7,101,610
Interest expense on non-recourse financing paid directly
to lenders by lessees	3,172,605	2,547,823
Change in fair value of interest rate swap contracts	13,916	41,114
Impairment loss	-	2,771,007
Minority interest	-	213,676
Changes in operating assets and liabilities:
Collection of principal - non-financed receivables	1,829,311	2,174,806
Due to/from Manager and affiliates	(94,337)	(24,245)
Other assets, net	40,985	623,057
Accrued expenses and other liabilities	233,715	1,534,769
Deferred income	(332,288)	(1,843,008)

Net cash provided by operating activities	1,125,334	2,370,518

Cash flows from investing activities:
Proceeds from sales of equipment and unguaranteed residual values	9,105,034	7,144,669
Investments in joint ventures	(11,519)	-
Distributions received from joint ventures	1,099,442	424,069

Net cash provided by investing activities	10,192,957	7,568,738

Cash flows from financing activities:
Cash distributions to members	(4,459,098)	(4,460,503)
Proceeds from non-recourse borrowings		22,043,456
Repayment of non-recourse borrowings	(1,526,555)	(6,867,630)
Proceeds from recourse borrowings	-	875,000
Repayment of recourse borrowings	-	(5,410,000)
Financing costs paid	-	(707,935)
Proceeds from sale of interest rate swap contracts	-	705,000
Cash paid for additional members' shares redeemed	(6,217)	(14,139)

Net cash (used in) provided by financing activities	(5,991,870)	6,163,249

Effects of exchange rates on cash and cash equivalents	-	45,185

Net increase in cash and cash equivalents	5,326,421	16,147,690
Cash and cash equivalents, beginning of the period	19,745,844	2,245,803

Cash and cash equivalents, end of the period	$25,072,265	$18,393,493

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$-	$476,074

Supplemental disclosure of non-cash investing and financing activities:
Principal and interest paid on non-recourse notes payable
paid directly to lenders by lessees	$12,388,179	$13,998,301
Reclassification of net assets from investments in operation leases
to investments in finance leases	$-	$45,399,576

Sale proceeds paid directly to Minority Interest holder from lessee	$639,000	$-

Transactions with Related Parties

In accordance with the terms of Fund Nine’s  Limited Liability Company Agreement, Fund Nine pays or paid the Manager (i) management fees ranging from 1% to 7% based on a percentage of the rentals recognized either directly by Fund Nine or through its joint ventures and (ii) acquisition fees, through the end of the operating period, of 3% of the gross value of Fund Nine’s acquisition transactions.  In addition, the Manager is reimbursed for administrative expenses incurred in connection with Fund Nine’s operations.

The Manager performs certain services relating to the management of Fund Nine’s equipment leasing activities. Such services include the collection of lease payments from the lessees of the equipment, re-leasing services in connection with equipment which is off-lease, inspections of the equipment, liaison with and general supervision of lessees to assure that the equipment is being properly operated and maintained, monitoring performance by the lessees of their obligations under the leases and the payment of operating expenses.

Administrative expense reimbursements are costs incurred by the Manager and are necessary to Fund Nine’s operations.  These costs include the Manager’s legal, accounting, investor relations and operations personnel, as well as professional fees and other costs that are charged to Fund Nine based upon the percentage of time such personnel dedicate to Fund Nine.  Excluded are salaries and related costs, travel expenses and other administrative costs incurred by individuals with a controlling interest in the Manager.

The Manager also has a 1% interest in Fund Nine’s profits, losses, distributions and liquidation proceeds. Fund Nine paid distributions to the Manager of $44,591 for the six months ended June 30, 2007. The Manager’s interest in Fund Nine’s net income (loss) for the six months ended June 30, 2007 and 2006 was $45,533 and $(24,798), respectively.

Fees and other expenses paid or accrued by Fund Nine to the Manager for the three and six months ended June 30, 2007 and 2006 are as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
Management fees	$373,860	$493,557	$914,219	$1,124,566
Administrative expense reimbursements	177,854	119,377	369,686	249,409

	$551,714	$612,934	$1,283,905	$1,373,975

*Members may obtain a summary of administrative expense reimbursements upon request.

Your participation in Fund Nine is greatly appreciated and we look forward to sharing future successes.

Sincerely,
ICON Capital Corp., Manager

Thomas W. Martin
Chairman, Chief Executive Officer and President

ICON is committed to protecting the privacy of its investors in compliance with all applicable laws.  Please be advised that, unless required by a regulatory authority such as the NASD or ordered by a court of competent jurisdiction, ICON will not share any of your personally identifiable information with any third party.

Forward-Looking Information - Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, or the PSLRA.  These statements are being made pursuant to PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements.  Forward-looking statements are those that do not relate solely to historical fact.  They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events.  You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expects,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of  similar meaning.  These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside of our control that may cause actual results to differ materially from those projected.

Additional Required Disclosure

To fulfill our promises to you we are required to make the following disclosures when applicable:

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you. It is typically filed either 45 or 90 days after the end of a quarter or year, respectively. Usually this means a filing will occur on or around March 30, May 15, August 15, and November 15 of each year. It contains financial statements and detailed sources and uses of cash plus explanatory notes. You are always entitled to these reports. Please access them by:

• Visiting www.iconcapital.com
or
• Visiting www.sec.gov
or
• Writing us at: PO Box 192706, San Francisco, CA 94119-2706

We do not distribute these reports to you directly in order to keep Fund Nine’s expenses down as the cost of mailing this report to all investors is significant. Nevertheless, the reports are immediately available on your request.